Exhibit 99.1

China Housing & Land Development Authorizes Stock Repurchases

XI’AN, China, Nov. 25, 2013 /PRNewswire/ -- China Housing & Land Development, Inc., (“China Housing” or the “Company,” NASDAQ: CHLN) today announced that the Company’s Board of Directors has approved the continuation of its original share repurchase program starting from the end of November 2013. The Company’s original share repurchase program, announced on August 11, 2011, authorized the repurchase of up to $5 million of the shares of the Company’s common stock. As of November 22, 2013, $0.4 million worth of shares have been repurchased under the original share repurchase program.

Mr. Pingji Lu, China Housing’s Chairman of the Board commented, “The Board of Directors believes that the current share price does not reflect the Company’s true market value and has granted us approval to proceed with the continuation of our share buyback program. We believe the repurchase program is a good investment of available funds and underscores our commitment to enhancing shareholder value.”

Starting from the end of November 2013, shares of the Company’s common stock will be repurchased from time to time in open market transactions or privately negotiated transactions at the Company’s discretion in accordance with Securities and Exchange Commission and NASDAQ requirements, and subject to market conditions and other factors. There is no guarantee as to the exact number of shares that will be repurchased by the Company and the Company may discontinue purchases at any time that the Board of Directors determines additional purchases are not warranted.

About China Housing & Land Development, Inc.

Based in Xi’an, the capital city of China’s Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first and only Chinese real estate development company traded on NASDAQ. The Company’s news releases, project information, photographs, and more are available on the internet at www.chldinc.com.

Safe Harbor Statement

This news release may contain forward-looking information about China Housing & Land Development, Inc. which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development’s future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing’s public filings with the U.S. Securities and Exchange Commission. All information provided in this news release and in any attachments are as of the date of the release, and the companies do not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

China Housing contacts

Mr. Cangsang Huang
Chief Financial Officer
+86-29-8258-2648 in Xi’an
chuang@chldinc.com

Ms. Jing Lu
Chief Operating Officer, Board Secretary, and Investor Relations Officer
+86-29-8258-2639 in Xi’an
jinglu@chldinc.com

Ms. Qian Jin
Investor Relations
+86-29-8258-2638 in Xi’an
jinq@chldinc.com

Mr. Bill Zima, ICR
+86-10-6583-7511
William.Zima@icrinc.com

China Housing Investor Relations Department
+1-646-308-1285